SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 11, 2008 (December 5, 2008)
Allied Waste Industries, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-14705	88-0228636
(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.01. Changes in Control of Registrant.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
EX-2.1

Item 2.01. Completion of Acquisition or Disposition of Assets.
On December 5, 2008, Allied Waste Industries, Inc. (“Allied”) merged with RS Merger Wedge, Inc. (“Merger Sub”), a wholly owned subsidiary of Republic Services, Inc. (“Republic”), with Allied continuing as the surviving corporation and a wholly owned subsidiary of Republic (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger dated as of June 22, 2008, as amended, by and among Republic, Allied, and Merger Sub (the “Merger Agreement”). In connection with the Merger, each share of common stock of Allied, par value $0.01 per share, was cancelled and converted into the right to receive .45 shares of Republic common stock, par value $0.01 per share. In connection with the Merger, Republic issued approximately 196.2 million shares of Republic common stock to Allied stockholders representing approximately 52% ownership of the combined company. Cash will be paid in lieu of fractional shares of Republic common stock.
The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Allied’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2008, as Exhibit 2.1 to Allied’s Current Report on Form 8-K, filed with the SEC on August 6, 2008, and as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by this reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the Merger, on December 5, 2008, Allied and substantially all of its subsidiaries entered into agreements to guaranty Republic’s $1 billion and $1.75 billion credit facilities and to guaranty approximately $1.05 billion of Republic’s outstanding debt securities. The guaranty by Allied and substantially all of its subsidiaries became effective on the day following the effective date of the Merger. The terms of the Republic indebtedness contain customary provisions permitting the trustee and holders of such indebtedness to accelerate the amounts outstanding thereunder, including for non-payment of principal and interest.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the completion of the Merger, Allied has notified the New York Stock Exchange (the “NYSE”) that each outstanding share of Allied common stock was converted in the Merger into the right to receive Republic common stock and has requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to Allied common stock. The NYSE filed the Form 25 with the SEC on December 8, 2008. Trading of Allied’s common stock on the NYSE was suspended as of the opening of trading on December 8, 2008.
Item 3.03. Material Modification to Rights of Security Holders.
Pursuant to the Merger Agreement, each outstanding share of Allied common stock was converted in the Merger into the right to receive .45 fully paid and nonassessable whole shares of Republic common stock with any fractional shares to be paid in cash. In addition, all Allied stock options and other equity awards to acquire Allied’s common stock outstanding immediately prior to the Merger were converted into stock options and other equity awards to acquire the same number of shares of Republic common stock after giving effect to the exchange ratio, under the same terms and conditions. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.
Item 5.01. Changes in Control of Registrant.
As a result of the Merger, Allied became a wholly-owned subsidiary of Republic. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Each of John J. Zillmer , David P. Abney, Charles H. Cotros, James W. Crownover, William J. Flynn, David I. Foley, Nolan Lehmann, Leon J. Level, James A. Quella and John M. Trani, who constituted the Board of Directors of Allied prior to the Merger, resigned from their directorships of Allied and any committees of which they were a member as of the effective time of the Merger, and the Board of Directors of Allied removed each of the named executive officers and the principal accounting officer of Allied, together with all of the other officers of Allied, as of the effective time of the Merger. These resignations and removals were not a result of any disagreements with Allied on any matter relating to Allied’s operations, policies or practices.
On December 4, 2008, the Board of Directors of Allied appointed the following officers as of the effective time of the Merger:
•	James E. O’Connor as President and Chief Executive Officer. Prior to consummation of the Merger, Mr. O’Connor served as Chairman of the Board of Directors of Republic since January 2003. He served as Republic’s Chief Executive Officer and as a director since December 1998. From 1972 to 1978 and from 1982 to 1998, Mr. O’Connor served in various positions with Waste Management, Inc., an integrated solid waste service company, including Senior Vice President from 1997 to 1998, Area President of Waste Management of Florida, Inc. from 1992 to 1997, Senior Vice President of Waste Management — North America from 1991 to 1992 and Vice President — Southeastern Region from 1987 to 1991;

•	Donald W. Slager as Vice President and Chief Operating Officer. Prior to consummation of the Merger, Mr. Slager served as President and Chief Operating Officer of Allied since January 2005. Prior to that, Mr. Slager served as Executive Vice President and Chief Operating Officer from June 2003 to January 2005, and held various other positions with Allied, and a predecessor company acquired by Allied since 1985;

•	Tod C. Holmes as Vice President and Chief Financial Officer. Prior to consummation of the Merger, Mr. Holmes served as Senior Vice President and Chief Financial Officer of Republic since August 1998. Mr. Holmes served as Republic’s Vice President — Finance from June 1998 until August 1998 and as Vice President of Finance of Republic’s former parent company’s Solid Waste Group from January 1998 until June 1998. From 1987 to 1998, Mr. Holmes served in various positions with Browning-Ferris Industries, Inc., including Vice President, Investor Relations from 1996 to 1998, Divisional Vice President, Collection Operations from 1995 to 1996, Divisional Vice President and Regional Controller — Northern Region from 1993 to 1995, and Divisional Vice President and Assistant Corporate Controller from 1991 to 1993;

•	Timothy R. Donovan as Vice President and Secretary. Prior to consummation of the Merger, Mr. Donovan served as Executive Vice President, General Counsel and Corporate Secretary of Allied since April 2007. Prior to joining Allied, Mr. Donovan was Executive Vice President, Strategy and Business Development, and General Counsel of Tenneco Inc. Mr. Donovan joined Tenneco in 1999 as Senior Vice President and General Counsel. He is a director of John B. Sanfilippo & Son, Inc., where he is a member of its Audit, Compensation, Nomination and Governance Committees; and

•	Charles F. Serianni as Vice President and Chief Accounting Officer. Prior to the consummation of the Merger, Mr. Serianni served as Chief Accounting Officer of Republic since 1998, including as Vice President since 2003.
On December 4, 2008, the Board of Directors of Allied appointed the following individuals to be directors of Allied as of the effective time of the Merger: James E. O’Connor, Tod C. Holmes and Timothy R. Donovan.
There are no transactions in which Messrs. O’Connor, Slager, Holmes, Donovan or Serianni has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

Exhibit 2.1	Second Amendment to Agreement and Plan of Merger, dated as of December 5, 2008, by and among Republic Services, Inc., RS Merger Wedge, Inc. and Allied Waste Industries, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2008	ALLIED WASTE INDUSTRIES, INC.
	By:	/s/ Timothy R. Donovan
Timothy R. Donovan
Vice President and Secretary